UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 10, 2012

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  Entry into a Material Definitive Agreement.

On December 10, 2012, NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”) agreed to assume certain rights and obligations under a subscription agreement (the “Subscription Agreement”) pursuant to which, among other things, a subsidiary of NorthStar Income will subscribe for Class A limited partnership interests (the “Class A Interests”) in a newly formed limited partnership (the “Partnership”).  The Partnership is expected to own limited partnership interests in up to 51 real estate private equity funds (the “Fund Interests”) managed by top institutional quality sponsors with an aggregate reported net asset value of approximately $765 million (the “NAV”) at June 30, 2012 (the “Valuation Date”).  NorthStar Income agreed to assume the rights and obligations under the Subscription Agreement from its sponsor, NorthStar Realty Finance Corp. (“NorthStar” and, together with NorthStar Income, the “NorthStar Entities”).

The current owner of the Fund Interests (the “Class B Partner”), which is a financial services organization with over $100 billion in assets under management, agreed to contribute in one or more closings the Fund Interests to the Partnership pursuant to a contribution agreement in exchange for all of the Class B partnership interests (“Class B Interests”) in the Partnership, and the NorthStar Entities agreed to contribute to the Partnership cash in the amount of $390 million (if all of the Fund Interests are contributed and subject to certain adjustments for capital contributed by, and capital returned to, the Class B Partner following the Valuation Date) (the “NorthStar Contributions”) in exchange for all of the Class A Interests.  The Class B Partner will still retain capital in the Partnership of $375 million based on the NAV as of the Valuation Date (if all of the Fund Interests are contributed).  Furthermore, the NorthStar Entities have the option to purchase an additional fund interest with a NAV of approximately $54 million at the Valuation Date on the same terms and conditions as the Fund Interests.  The Class A Interests will provide the NorthStar Entities with priority returns as described in more detail below.

The NorthStar Entities are expected to fund the NorthStar Contributions with cash on hand with NorthStar Income funding $115 million and NorthStar funding $275 million (if all of the Fund Interests are contributed by the Class B Partner).  The NorthStar Entities have deposited an aggregate of $40 million of such amount with the Class B Partner in the same proportion as their expected NorthStar Contributions.  The deposit is generally non-refundable if the transactions contemplated by the Subscription Agreement are not consummated as a result of a default by the NorthStar Entities.

The transactions contemplated by the Subscription Agreement are expected to close as consents from the general partners of the Fund Interests are received, with an initial closing expected in January 2013 and subsequent closings occurring periodically thereafter (each, a “Closing”).  The outside date for any Closing is July 2, 2013 and each Closing is subject to customary closing conditions, including obtaining consents of the general partners of the funds.

In connection with the initial Closing, the NorthStar Entities and the Class B Partner will enter into an Amended and Restated Limited Partnership Agreement (the “Partnership Agreement”).  The Partnership Agreement will contain customary terms and conditions and will provide for distributions of all cash flow and return of capital on a priority basis to the NorthStar Entities as follows:  (i) first, 85% to the NorthStar Entities (pro rata based on their respective contributions in the Partnership) and 15% to the Class B Partner until the NorthStar Entities have received $585 million of distributions (a 1.5x multiple on all of their invested capital); (ii) second, 15% to the NorthStar Entities (pro rata based on their respective contributions in the Partnership) and 85% to the Class B Partner until the Class B Partner has received a return of its then remaining capital and (iii) third, 51% to the NorthStar Entities (pro rata based on their respective contributions in the Partnership) and 49% to the Class B Partner.

Further in connection with the initial Closing, NorthStar or one of its affiliates will become the general partner of the Partnership and, subject to the limitations set forth in the Partnership Agreement, will have the right to manage, control and conduct the affairs of the Partnership from and after the initial Closing.

To the extent the Fund Interests have future capital commitments, the NorthStar Entities will fund such capital commitments on a pro rata basis in the same proportion as their initial contributions into the Partnership and those amounts will have the same priority of distribution as described above.  The maximum future amount of capital commitments underlying all of the Fund Interests is approximately $176 million, although the NorthStar Entities expect that the actual amount of capital commitments that are called will be substantially less than the maximum amount.

The transaction is subject to customary closing conditions, including obtaining third-party consents that are outside of the control of the NorthStar Entities.

Safe-Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “will,” “expects,” “look forward” and similar expressions.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Income can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from NorthStar Income’s expectations include, but are not limited to, those described in the documents NorthStar Income has filed with the United States Securities and Exchange Commission as well as the possibility that (1) the NAV as of June 30, 2012 does not necessarily reflect the fair value of the Fund Interests on such date and the current fair value could be materially different, (2) the actual amount of future capital commitments underlying all of the Fund Interests that will be called and funded by the NorthStar Entities could vary materially from NorthStar Income’s expectations, (3) the transaction may not close at the time or on the terms anticipated, if at all, (4) the NorthStar Entities may be unable to satisfy the various conditions to closing of the transaction, including obtaining consents outside of their control, and certain general partners of the Funds may exercise rights of first refusal to purchase Fund Interests, consequently the size of the transaction could vary significantly from NorthStar Income’s expectations and (5) because, among other matters, the sponsors of the private equity funds, rather than the NorthStar Entities, will control the investments in those funds, the NorthStar Entities could lose some or all of their investment.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  NorthStar Income expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: December 11, 2012	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Secretary